EXHIBIT 10.31

PROMISSORY NOTE

$250,000.00	December 4, 2007
Wellington, Florida

FOR VALUE RECEIVED, The QUANTUM GROUP, INC., a Nevada corporation (“Quantum” or the “Borrower”) promises to pay to the order of PAULSON INVESTMENT COMPANY, INC., an Oregon corporation (“Lender”) the principal sum of Two Hundred Fifty Thousand and no/100ths Dollars ($250,000.00) (the “Obligation”) from the date of the loan, October 23, 2007 (the “Loan Date”). Interest shall accrue on the Obligation from the Loan Date at the rate of Ten Percent (10%) per annum, compounded monthly, until paid in full. This Note supersedes the $250,000 Promissory Note dated October 23, 2007 previously executed and delivered to the Lender.

1.

Maturity Date. The Obligation and all accrued and unpaid interest shall be due and payable on October 22, 2009.

2.

Prepayment.   Borrower shall prepay any or all amounts due under this Note at the closing of any public or private financing for which the Company receives gross proceeds of at least $10,000,000.

3.

Method of Payment.  Any payment hereunder shall be made by certified or bank cashier’s check unless Lender has provided Borrower with appropriate wire instructions, in which event, the payment shall be made by wire transfer of “same day” funds.

4.

Default.  In the event of an occurrence of any event of default specified below, the Principal Payment shall become immediately due and payable without notice, except as specified below:

(a)

Borrower files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

(b)

A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approves a petition filed against Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Borrower or of the whole or any substantial part of its properties; or there is commenced against Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30 days; or if Borrower by any act indicates its consent to or approval of any such proceeding or petition.

Promissory Note

December 4, 2007

(c)

If (i) any judgment remaining unpaid, unstayed or undismissed for a period of 60 days is rendered against Borrower which by itself or together with all other such judgments rendered against Borrower remaining unpaid, unstayed or undismissed for a period of 60 days, is in excess of $50,000, or (ii) there is any attachment or execution against Borrower’s properties remaining unstayed or undismissed for a period of 60 days which by itself or together with all other attachments and executions against Borrower’s properties remaining unstayed or undismissed for a period of 60 days is for an amount in excess of $50,000.

5.

Successors and Assigns.  The Note is transferable and assignable by Lender or any subsequent assignee. All covenants, agreements and undertakings in the Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

6.

Notices.  Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number or e-mail address listed below, or (iii) upon the first business day after deposit with an overnight courier for next morning delivery, or (iv) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid.

If to the Lender:

Paulson Investment Company, Inc.

811 S.W. Naito Parkway, Suite 200

Portland, Oregon 97204

Attn:  Chester L.F. Paulson

Telephone:  (xxx) xxx-xxxx

Facsimile:  (xxx) xxx-xxxx

E-Mail:  chet@xxxxxxx.com with copy to lorraine@xxxxxxx.com

If to the Borrower:

The Quantum Group, Inc.

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414

Attn:  Donald B. Cohen

Telephone:  (xxx) xxx-xxxx

Facsimile:  (xxx) xxx-xxxx

E-Mail:  DCohen@xxxxxxx.com with copy to NGuillama@xxxxxxx.com

Promissory Note

December 4, 2007

Any party may change the address to which notices to that party are to be addressed by notifying all of the other parties as provided above.

7.

Waiver/Amendment.  Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of the Note and consents to any extension or postponement of the time of payment or any other indulgence. The Note may only be amended or modified by written agreement signed by Borrower and the Lender.

8.

Expenses.  In any action or proceeding for breach of the Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action. In addition, Lender shall be entitled to recover from Borrower all reasonable costs of collection, including without limitation, legal fees and expenses incurred in any bankruptcy and/or state insolvency proceeding.

9.

Choice of Law.  The Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oregon.  The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Note will be in any federal or state court in the state of Oregon having subject matter jurisdiction, and the parties hereby submit to the jurisdiction of that Court.

WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS NOTE, BORROWER HEREBY (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF OREGON (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER (D) IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

SIGNATURE ON FOLLOWING PAGE

Promissory Note

December 4, 2007

IN WITNESS WHEREOF, the Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of Borrower.

“BORROWER”

The Quantum Group, Inc.
a Nevada corporation

By:	/s/ DONALD B. COHEN
Donald B. Cohen
Its:	Executive Vice President, CFO

Accepted:

“LENDER”

Paulson Investment Company, Inc.
an Oregon Corporation

By:	/s/ LORRAINE MAXFIELD

Its: Senior Vice President in Corporate Finance